EXHIBIT 99.1 WSFS Financial Corporation 1Q 2020 Investor Update May 4, 2020

Forward Looking Statements and Non-GAAP Financial Measures Forward Looking Statements This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail the Company's Form 10-K for the year ended December 31, 2019 and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include adjusted net income, core net revenue, core noninterest income, core noninterest expense and related measures. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendices on slides 22, 47 and 48 . 2

Table of Contents 1Q 2020 Earnings Supplement Page 4 WSFS Franchise and Markets Page 23 Lines of Business and Technology Page 29 Selected Financial Information Page 36 Appendix: Non-GAAP Financial Information Page 46 3

1Q 2020 Earnings Release Supplement Filed as Exhibit 99.2 to WSFS’ April 27, 2020 8-K filing.

1Q 2020 Earnings Supplement -Table of Contents COVID-19 Preparedness and Response Page 6 Customer Support and Relief Programs Page 7 Channel Strategy and Digital Adoption Page 8 1Q 2020 Financial Highlights Page 9 1Q 2020 CECL Overview Page 10 Capital Position and Stress Scenarios Page 11 Financial Strength and Performance Page 12 NIM and Pre-Provision Net Revenue (PPNR) Trends Page 13 Appendix 1: Loan Portfolio Page 14 Appendix 2: 1Q 2020 Reported Results and Reconciliation of Non-GAAP Financial Information Page 20 5

COVID-19 Preparedness and Response

WSFS Financial Corporation

Management Response	Associate and Community Initiatives	Business and Consumer Support

<u>Implemented our well-tested Business Continuity Plan, including:</u>
• Over 1,000 Associates began working from home on March 16th
• Daily Task Force meetings and updates to all Associates
• Weekly update meetings with the Board and Executive Management
• Frequent dialogue with Federal, State and Local agencies
• Enhanced monitoring against cybersecurity threats
	• Retail office Associate schedules adjusted to balance work and family (4 days on / 4 days off)
	• Enhanced Associate benefit programs including:
	    • Additional paid personal time off;
	    • Increased compensation during response period;
	    • Financial relief initiatives; and
	    • Expanded COVID-19 health benefits
	• $3 million contribution to the WSFS Community Foundation bolstering support for COVID-19 and other critical community initiatives
		• Drive-thru service only at retail offices beginning March 17th
		• Phased approach to retail office closures with 85% accessible through March and currently nearly two-thirds of Retail offices serving Customers
		• Loan closings, safe deposit box access, and urgent notary services available by appointment with appropriate preventive measures
		• National businesses Wealth Management, Cash Connect®, and NewLane Finance are fully operational with Associates working from home

Our Associates health, well-being and safety is our top priority, and by extension, we are caring for our Customers and our Communities

6

Customer Support and Relief Programs

WSFS Financial Corporation

- **$1.6 billion** of Customer loans receiving **deferred payments** (over 99% 90 days or less) resulting in ~$11 million of monthly cashflow support to our Customers as of April 17th
- **SBA Paycheck Protection Program ("PPP"): +2,400 loans** and over **$770 million** processed through April 17th; expected to generate approximately $20 million of pretax fees over the life of the loan through net interest margin
- Customer draws of over $69 million of existing revolving lines of credit as of March 31, 2020
- Providing SBA disaster assistance for businesses in Delaware, New Jersey and Pennsylvania
- Waiving minimum balance fees or direct deposit requirements from April to June 2020
- Waived early withdrawal penalties for all Certificate of Deposits (CDs) and Individual Retirement Accounts (IRAs)
- Immediate increase in remote deposit limits to reduce the need for Customers to make in-person deposits

Payment Deferral Loan Modifications as of April 17th

($ in '000's)	# of Loans	$	% of Portfolio
C&I	795	$ 580,709	28%
CRE	375	531,308	24%
Owner Occupied	432	328,586	25%
Construction	31	75,662	12%
Total Commercial (ex Leases)	**1,633**	**$ 1,516,264**	**24%**
Leases	655	$ 30,679	15%
Residential Mortgage	168	37,120	4%
Education	98	5,188	4%
Consumer	116	4,488	1%
Credit Cards	16	199	2%
Total	**2,686**	**$ 1,593,938**	**19%**

Select Commercial Industry Sectors[1]

($ in '000's)	# of Loans	$	% of Portfolio
Real Estate Rental and Leasing (ex Retail)	373	$ 369,049	18%
Retail[2]	237	346,539	36%
Hotel[2]	36	291,968	65%
Other Services (ex Public Admin)	210	100,346	26%
Food Service[2]	184	92,608	48%
Health Care and Social Assistance	175	77,684	28%
Manufacturing	56	58,030	20%
Construction	89	33,081	6%
All Other	273	146,959	13%
Total Commercial (ex Leases)	**1,633**	**$ 1,516,264**	**24%**

[1] Amounts are included in total $1.6 billion of loan modifications through April 17, 2020

[2] See Appendix for additional information related to these industry sectors

7

Channel Strategy and Digital Adoption

WSFS Financial Corporation



Channel Volumes [1]
150%
140%
130%
120%
110%
100%
90%
80%
70%
60%
50%
100%
99%
114%
102%
92%
104%
96%
83%
127%
105%
59%
141%
121%
2019 Mthly Avg
Jan 2020
Feb 2020
Mar 2020
Apr 2020 Est
Branch Transactions
Mobile Deposits
Contact Center Calls Handled



MyWSFS Adoption and Usage Growth[2]
600%
500%
400%
300%
200%
100%
583%
382%
3/2/2020
4/2/2020
Adoptions
Conversations

- Since COVID-19 pandemic, WSFS supported consistent volumes of total deposit transactions with a **significant shift from physical to mobile**
- **Increased digital and remote banking volume** demonstrates versatile and adaptable channel strategy, while managing a significant increase in contact center volume due to COVID-19 impact and relief programs
- **Branch Net Promoter Score (NPS)** has remained at strong levels of **75** through March and early April. Surveys conducted utilizing **Medallia**, a newly implemented Customer Experience management platform that delivers surveys to Customers based upon retail office visits and provides real-time feedback
- **MyWSFS**, launched in 2019, offers a secure **mobile application** that enables communication directly and in real-time with a WSFS Associate to support Customer's banking needs from any location
  - Almost 400% increase in adoption and 500% in usage from March to April 2020.

[1] Chart reflects monthly volume in 2020 indexed to average monthly 2019 volume
[2] Chart reflects weekly growth in myWSFS Adoption and Conversations indexed to the week of March 2, 2020

8

1Q 2020 Financial Highlights

WSFS Financial Corporation

Strong fundamental operating performance as pre-provision net revenue (PPNR)[1] continues strong trend since the Beneficial combination. Significant excess capital levels and liquidity capacity.

1Q 2020	
$ in millions (expect per share amounts)	Core[(1)]
EPS	$0.23
PPNR [(1)]	$71.5
ROA	0.39%
ROTCE[(1)]	4.44%
NIM	4.38%
Fee Income/Total Revenue[(2)]	25.3%
Efficiency Ratio	54.0%
ACL Coverage Ratio	1.60%
Loan to Deposit Ratio	90%
Tier 1 Risk-Based Capital	13.41%

- Core results include adoption of CECL; COVID-19 impact on macroeconomic drivers used in our CECL modeling resulted in increased provision of $56.6 million, reducing core EPS by $0.84 and core ROA by 1.43% for 1Q 2020
- Loans increased $80.3 million from 4Q 2019. Excluding purposeful run-off portfolios, loans increased $176.5 million, or 10% annualized, during the quarter
- Customer funding increased $85.3 million from 4Q 2019. Core deposits increased $169.7 million, or 9% annualized, during the quarter
- Core net revenue [(1)] of $155.6 million increased $35.0 million, or 29%, from 1Q 2019[(4)]
- Core noninterest expense [(1)] increased $17.6 million, or 26%, from 1Q 2019, creating 3 percentage points of positive core operating leverage [(3)] and resulting in a core efficiency ratio of 54.0% compared to 55.1% for 1Q 2019
- **Core pre-provision net revenue (PPNR) [(1)] increased $4.8 million, or 7%, from 4Q 2019 and $17.5 million, or 32% from 1Q 2019**

(1) This is non-GAAP financial information and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 2 and our Earnings Release filed at Exhibit 99.1 to our April 27, 2020 8-K filing for a summary of our 1Q 2020 reported results and a reconciliation of non-GAAP financial information
(2) Tax-equivalent
(3) Core operating leverage is a non-GAAP financial measure calculated as the difference between core net revenue growth and core noninterest expense growth
(4) 1Q 2019 includes one month combined with Beneficial

9

1Q 2020 CECL Overview Consensus Economic Outlook expects 2Q’20 1Q’20 ACL Drivers GDP Growth of -15% and Unemployment of ~9% (in millions) ACL by Segment January 1, 2020 March 31, 2020 • ($ thousands) CECL Adoption CECL Day 1 CECL adoption was approximately $36 million, driven by: % of % of o Estimated life of loan losses Portfolio Loan Segment Amount Amount Segment Segment o Mix of organic and acquired loans C&I $ 40,327 1.99% $ 62,328 2.96% o Economic forecast as of Jan 1, 2020 Construction 4,572 0.78% 5,198 0.82% • 1Q-20 ACL impacted by COVID–19’s effect on economic drivers CRE Investor 9,114 0.41% 26,600 1.19% Owner Occupied 3,144 0.24% 9,541 0.72% • Including estimated remaining credit mark on acquired loan Leases 1,989 0.77% 3,442 1.34% portfolio, coverage ratio is 2.19% Mortgage 8,903 0.90% 11,593 1.22% HELOC & HEIL 9,387 1.27% 12,552 1.69% • Strong capital levels allow for 1/1/2020 adoption of CECL; Installment - Other 3,824 3.82% 4,445 5.17% 2020-2022 capital phasing Other 1,899 0.33% 3,382 0.81% Total $ 83,159 0.96% $ 139,081 1.60% 10

Capital Position and Stress Scenarios Well Positioned in Current Environment and Compared to beginning of Great Recession1 Common Equity Tier-1 Capital 2-Year Stress Scenario • WSFS Bank’s Common Equity Tier-1 Capital Ratio was a strong 13.52% at 14.00% end of 2019 compared to 10.97% at the beginning of Great Recession 14.01% 13.52% • Capital stress testing, completed annually, indicates the Bank is well 12.00% positioned to absorb losses experienced during the Great Recession. 10.97% 11.20% Severely adverse scenario assumes nearly 2 times the loss rates of the 10.00% Great Recession 8.00% • Severely adverse scenario assumes incremental $592 million of provision for credit losses over 2 years. WSFS could also absorb an additional $414 million of losses during that period and remain well-capitalized 6.00% 3Q 2008 4Q 2019 4Q 2021 (Severely Adverse) Well – Capitalized (6.50%) Strong capital position supported our quarterly stockholder cash dividend of $0.12 per share of common stock to be paid in May 2020; share repurchases temporarily suspended and planned to be revaluated at a later time 1 Analysis assumes financial data as of September 30, 2008 as beginning of Great Recession 11

Financial Strength and Performance Significantly Stronger Financial Performance Compared to Beginning of Great Recession1 Core ROA2 Core PPNR2 1.60% $300,000 2.50% 1.61% 2.31% 1.20% 264,789 $200,000 2.00% 0.80% 0.85% $100,000 1.50% 0.40% 1.53% 48,780 0.00% $0 1.00% TTM 3Q'08 TTM 4Q'19 3Q 2008 TTM 4Q 2019 TTM Core PPNR PPNR/Average Assets • Core ROA nearly 2 times greater and Core PPNR over 5 times greater than compared to period entering the Great Recession • Increased geographic footprint and well-diversified revenue sources, including over 20 fee income sources, provides increased sustainability and strength • 4Q’19 trailing twelve months (TTM) Loan to Customer Deposit ratio of 92% compared to 147% entering the Great Recession • Strong liquidity level with significant access to multiple market rate funding sources including over $4 billion of available wholesale borrowing capacity; utilizing only 9% of borrowing capacity at March 31, 2020 1 Analysis assumes financial data as of September 30, 2008 as beginning of Great Recession 2 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 2 12 for a reconciliation to GAAP financial information

NIM and Pre-Provision Net Revenue (PPNR) Trends

WSFS Financial Corporation



Net Interest Margin (NIM)[1]
4.75%
4.50%
4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
4.37%
4.38%
3.85%–3.95%[1]
0.13%
0.35%
3.89%
0.23%
0.31%
3.84%
0-0.10%
0.30%
3.55%
2H 2019
1Q 2020
2Q 2020 Outlook
NIM Ex Accretion
Modeled BNCL Accretion
Incremental BNCL Accretion



CORE PPNR[1,2]
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2.41%
2.27%
2.16%
2.36%
1.65-1.70%[1]
$72,986
$71,151
$66,632
$71,481
$50-$55 mm[1]
2Q'19
3Q'19
4Q'19
1Q'20
2Q'20 Estimate
Core PPNR
PPNR/Avg Assets (annualized)

- 1Q 2020 NIM includes 23bps of incremental purchased loan accretion with 14bps from one large commercial loan payoff that refinanced a significant portion with WSFS
- 2Q 2020 NIM outlook includes the full quarter impact of the 150 bps decrease in the Fed Fund rate in March
- Deposit and Loan betas are ~30% for down rate cycle. Deposits beta driven by mix of indexed and managed deposit accounts and loans due to variable loan resets and new loan originations

- Core PPNR as a percentage of average assets expected to decline in 2Q 2020 due primarily to decline in NIM resulting from 150 bps decrease in the Fed Funds rate in March. In addition, lower fee Income expected due to a decline in transaction volume, lower AUM, and lower Cash Connect fees (offset in costs)
- First round of PPP on loans originated through April 17, 2020 includes estimated processing fees of approximately $20 million to be earned over the life of the loan through net interest margin

[1] Excludes impact of CARES Act Payment Protection Program (PPP) including the accretion of earned fees
[2] See Appendix 2 for a reconciliation of Core PPNR

13

Appendix 1: Loan Portfolio

Balance Sheet Composition at March 31, 2020 Loan to Deposit Ratio - 90% Asset Composition Funding Composition Assets: $12.3 Billion; Net Loans: $8.5 Billion Total Funding: $12.3 Billion; Customer Deposits: $9.4 Billion Time CRE, 26% 13% Non-interest Net Loans 69% Consumer, DDA 25% Customer Deposits 77% 13% C&I, 40% Money Market & Residential Savings 40% Interest DDA Mortgage, 12% 22% Other Non- Construction, 7% Earning Assets 9% Commercial Leasing, 2% Other • Commercial loans comprise • Liabilities 3% Cash Core deposits represent Investments 19% 73% of the loan portfolio 87% of total customer Equity 15% Other Connect Borrowings 3% deposits • 85% of consumer loans are 5% secured • Non-interest and very low • Investments composed of high quality, interest DDA (WAC 46 bps) marketable investment grade securities • Low credit card exposure: represent 47% of customer with low credit risk with more than 90% in $10.5 million at March 31, 2020 funding MBS issued by GNMA, FNMA or FHLMC 15

Commercial Loan Portfolio at March 31, 2020 C&I and Owner Occupied - $3.4 billion CRE Investor and Construction - $2.8 billion Real Estate Rental Special Use & Mixed Use, Flex, Warehouse, Well Diversified and Granular and Leasing, 10% Other, 4% 1% Self-Storage, Other, 20% General Industrial, • No single industry, CRE, project, or Residential 9% individual borrower concentrations Accommodation Multi-Family, Wholesale and Food Services, 26% • House Limit: $70 million at Trade, 5% 17% Office, 20% 3/31/2020 • 3 relationships >$50 million Professional, 1 Scientific and • CRE - 208% Other Services Technical • 2 Services, 6% (except Public CLD - 57% Administration), 11% Health Care Residential 1- • In compliance with all 20 Board and Social 4, 11% approved concentration limits at Assistance, Retail Trade, Construction, Retail, 30% 7% 8% March 31, 2020 8% Manufacturing, 9% No or Low Exposure Industries3: • No direct exposure to Energy, Casinos & Gambling, and Cruise Lines • Less than $15 million combined exposure to Movie Theaters, Amusement, and Aviation 1 Defined as the sum of CRE and Construction (excluding owner occupied) exposures divided by the sum of Tier-1 Capital and ACL. 2 Defined as Construction and land development (excluding owner occupied) exposure divided by the sum of Tier-1 Capital and ACL 16 3 As defined by the North American Industry Classification System (NAICS)

Retail and Food Service Portfolios at March 31, 2020 Retail Food Service1 Loan Type # of Outstanding Average Loan Type # of Outstanding Average ($ in millions) Loans Balances Outstanding ($ in millions) Loans Balances Outstanding CRE/Construction 605 $744.2 $1.2 C&I 364 $108.9 $0.3 C&I 583 $127.1 $0.2 Owner-Occupied 140 $70.0 $0.5 Owner Occupied 271 $146.8 $0.5 CRE/Construction 22 $15.2 $0.7 Total 1,459 $1,018.1 $0.7 Total 526 $194.1 $0.4 • Average loan size of $700,000 • Average loan size of $400,000 • 11 CRE borrowers individually over $10 million, or ~16% of retail CRE, with • $78.6 million, or ~40%, of the exposure is comprised of loans of less than largest loan of $33 million $100K o ~70% anchored by grocery stores • Only 2 borrowers over $10 million; largest is $17 million • No exposure to indoor shopping malls; limited exposure to power centers • 6 of the 7 largest borrower exposures are associated with multi-site • No Owner Occupied or C&I loans over $10 million; largest is $9 million operations o 7 of the 10 largest loans are a mix of grocery stores, other food stores, pharmaceutical providers and furniture stores 1 Reflects 11 unique NAICS codes covering Restaurants, Bars, Caterers, Mobile Food Services, and Food Service Contractors 17

Hotel Portfolio at March 31, 2020 Hotels1 • Conservative credit underwriting with maximum loan-to-value of 75% and debt service coverage ratio of 1.30 times at original loan Loan Type # of Outstanding Average underwriting ($ in millions) Loans Balances Outstanding CRE 72 $386.0 $5.4 • 4 loans over $20 million; largest loan of $45.5 million of exposure covering 3 separate properties Construction 10 $62.9 $6.3 o Other Brand category includes one $24 million relationship Total 82 $449.0 $5.5 with 40+ properties • Over 50% of exposure is in Pennsylvania and primarily in large EXPOSURE BY BRAND metro markets Other 8% Marriott, • Business focused hotels represent over two-thirds of exposure 25% with leisure/resort style less than one-third Independent 23% • Over two-thirds of hotel exposure to large brands (Hilton, Marriott, and InterContinental) Hilton, 33% • Independently operated hotels includes largest relationship InterContinetal mentioned above 11% 1 NAICS Code 721110 – Hotels (except Casino Hotels) and Motels 18

1Q 2020 Loan and Deposit Growth

WSFS Financial Corporation

Loans - 1Q'20 vs 4Q'19 and 1Q'19

($ in millions)	Mar 2020	Dec 2019	Mar 2019	1Q'20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
C & I Loans	$3,412	$ 3,341	$ 3,389	$ 71	8%	24	1%
Commercial Mortgages	2,223	2,212	2,346	11	2%	(122)	-5%
Construction Loans	626	579	574	48	33%	52	9%
Commercial Leases	202	190	144	12	26%	58	40%
Total Commercial Loans	**6,463**	**6,322**	**6,453**	**141**	**9%**	**11**	**0%**
Residential Mortgage (HFS/HFI/Rev Mgt)	1,055	1,100	1,147	(45)	-16%	(92)	-8%
Consumer Loans	1,118	1,134	1,136	(15)	-4%	(18)	-2%
Total Gross Loans	**8,636**	**8,556**	**8,736**	**80**	**4%**	**(100)**	**-1%**
Run-Off Portfolios							
Residential Mortgage (HFI)	956	1,001	1,100	(45)	-18%	(144)	-13%
Student Loans Acquired from BNCL	123	128	135	(5)	-11%	(12)	-8%
Auto Loans Acquired From BNCL	40	49	80	(9)	-74%	(40)	-51%
Participation portfolios (CRE) from BNCL	210	233	286	(23)	-39%	(76)	-28%
Leveraged Loans (C&I) from BNCL	12	26	83	(14)	nm	(71)	-86%
Total Run-Off Portfolios	**1,340**	**1,437**	**1,683**	**(96)**	**-27%**	**(343)**	**-20%**
Gross Loans ex Run-Off Portfolios	**7,296**	**7,119**	**7,053**	**177**	**10%**	**243**	**3%**

Deposits - 1Q'20 vs 4Q'19 and 1Q'19

($ in millions)	Mar 2020	Dec 2019	Mar 2019	1Q'20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
Noninterest Demand	$2,315	$ 2,189	$ 2,191	$ 126	23%	124	6%
Interest Demand Deposits	2,093	2,130	2,069	(36)	-7%	24	1%
Savings	1,595	1,563	1,721	32	8%	(127)	-7%
Money Market	2,149	2,100	1,900	49	9%	249	13%
Total Core Deposits	**8,152**	**7,982**	**7,882**	**170**	**9%**	**270**	**3%**
Customer Time Deposits	1,272	1,357	1,476	(84)	-25%	(204)	-14%
Total Customer Deposits[1]	**9,424**	**9,339**	**9,358**	**85**	**4%**	**66**	**1%**

- We are ahead of schedule after the first year of executing our strategy to optimize our loan mix towards relationship-based, higher yielding C&I loans
- Loan growth impacted by anticipated declines in run-off portfolios; loans grew 10% during 1Q 2020 on an annualized basis excluding run-off
- Deposit growth impacted by sale of five legacy Beneficial branches ($178 million of deposits) to Bank of Princeton in 2Q 2019. Excluding this sale, core deposits increased 5% YOY as we have exceeded our original Beneficial attrition expectations

[1] Customer Deposits as of March 31, 2020 reflect the sale of 5 branches ($178 million of deposits) to Bank of Princeton in 2Q 2019

19

Appendix 2: 1Q 2020 Reported Financial Results and Reconciliation of Non-GAAP Financial Information

1Q 2020 Reported Financial Results 1Q 2020 • GAAP results for 1Q 2020 were significantly impacted by the economic effects of the COVID-19 pandemic and our adoption of $ in millions (expect per share amounts) the Current Expected Credit Loss method of accounting (CECL), Net Revenue $157.0 primarily reflected in additional provision for credit losses of Non-Interest Expense $88.5 $56.6 million for the quarter Net Income attributable to WSFS $10.9 • 1Q 2020 GAAP Results include: Pre-Provision Net Revenue (PPNR) (1) $68.5 • $3.0 million (pre-tax) contribution, or $0.04 per share, to EPS $0.21 the WSFS Community Foundation ROA 0.36% • $1.3 million (pre-tax), or $0.02 per share (after-tax) of net ROTCE(1) 4.13% corporate development and restructuring costs related to our acquisition of Beneficial NIM 4.38% • $2.9 million (pre-tax), or $0.04 per share (after-tax), from (2) Fee Income/Total Revenue 26.0% unrealized gains in Visa Class B shares and a $2.2 million Efficiency Ratio 56.3% (pre-tax), or $0.03 per share (after-tax) charge due to an ACL Coverage Ratio 1.60% impairment charge on our investment in Spring EQ Loan to Deposit Ratio 90% • GAAP results reflect our acquisition of Beneficial Bancorp, Inc. Tier 1 Risk-Based Capital 13.41% (Beneficial) on March 1, 2019 (1) This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 2 for a reconciliation to GAAP financial information (2) Tax-equivalent 21

Reconciliation of Non-GAAP Financial Information

WSFS Financial Corporation

Reconcilation of Non-GAAP Financial Information: PPNR and Core PPNR

$ in 000's	4Q'07	1Q'08	2Q'08	3Q'08	TTM 3Q'08
Net Income	$ 7,496	$ 7,246	$ 6,700	$ 5,510	$ 26,952
Plus: Income Tax Provision	1,533	2,902	3,735	2,957	11,127
Plus: Provision for Credit Losses	2,376	2,390	2,433	3,502	10,701
Pre-Provision Net Revenue	$ 11,405	$ 12,538	$ 12,868	$ 11,969	$ 48,780
Core Pre-Provision Net Revenue	$ 11,405	$ 12,538	$ 12,868	$ 11,969	$ 48,780
Average Assets	$ 3,142,738	$ 3,179,528	$ 3,165,461	$ 3,214,159	$ 3,175,472
PPNR/Avg Assets (annualized)	1.44%	1.60%	1.61%	1.48%	1.53%

(1) WSFS did not present non-GAAP financial information in the above presented periods.

$ in 000's	1Q'19	2Q'19	3Q'19	4Q'19	TTM 4Q'19	1Q'20
Net Income	$ 12,930	$ 35,969	$ 53,595	$ 45,424	$ 147,918	$ 10,567
Plus: Income Tax Provision	6,260	10,091	15,902	14,199	46,452	1,288
Plus: Provision for Credit Losses	7,654	12,195	4,121	1,590	25,560	56,646
Plus/Less: Core Adjustments (1)	27,176	14,731	(2,467)	5,419	44,859	2,980
Core Pre-Provision Net Revenue	$ 54,020	$ 72,986	$ 71,151	$ 66,632	$ 264,789	$ 71,481
Average Assets	$ 9,099,176	$ 12,122,966	$ 12,418,420	$ 12,226,162	$ 11,466,681	$ 12,159,524
PPNR/Avg Assets (annualized)	2.41%	2.41%	2.27%	2.16%	2.31%	2.36%

(1) For detail on our core adjustments for 1Q'20, 4Q'19 and 1Q'19, refer to our Earnings Release filed at Exhibit 99.1 to our April 27,2020 8-K filing. For detail on our core adjustments for 2Q'19 and 3Q'19, refer to our Earnings Release filed at Exhibit 99.1 to our October 22,2019 8-K filing.

Reconcilation of Non-GAAP Financial Information: ROA and Core ROA

$ in 000's	4Q'07	1Q'08	2Q'08	3Q'08	TTM 3Q'08	TTM 4Q'19
Net Income Attributable to WSFS	$ 7,496	$ 7,246	$ 6,700	$ 5,510	$ 26,952	$ 148,809
Plus/Less: Core Adjustments (after-tax) (1)	-	-	-	-	-	36,295
Adjusted Net Income attributable to WSFS	$ 7,496	$ 7,246	$ 6,700	$ 5,510	$ 26,952	$ 185,104
Average Assets	$ 3,142,738	$ 3,179,528	$ 3,165,461	$ 3,214,159	$ 3,175,472	$ 11,477,856
ROA	0.95%	0.92%	0.84%	0.68%	0.85%	1.30%
Core ROA	0.95%	0.92%	0.84%	0.68%	0.85%	1.61%

(1) WSFS did not present non-GAAP financial information in 2007 or 2008. For detail on our core adjustments for 2019, refer to our Earnings Release filed at Exhibit 99.1 to our January 22, 2020 8-K filing.

22

WSFS Franchise and Markets

The WSFS Franchise - Overview • Largest independent bank and trust co. HQ in Delaware and greater Philadelphia region(1) • $12.3 billion in assets • $20.5 billion in fiduciary assets, including $2.4 billion in assets under management • 116 offices • Founded in 1832, WSFS is one of the ten oldest banks in the U.S. • Major business lines • Commercial • Retail • Wealth Management * • Cash Connect® * • Equipment Leasing * * National presence (1) As of 3/31/2020 24

The WSFS Franchise - Strategic Growth Opportunity

At $12.3 billion in assets at 03/31/2020, WSFS fills a long-standing service gap in our market between larger regional/national banks and smaller community banks

WSFS Financial Corporation

MSA: Philadelphia-Camden-Wilmington (PA/NJ/DE/MD)

#	Institution Name	Total Deposits ($MM)	Market Share
1	Wells Fargo Bank NA	$30,865	18.75%
2	TD Bank NA	$28,192	17.13%
3	Bank of America NA	$15,805	9.60%
4	PNC Bank NA	$15,168	9.21%
5	Citizens Bank NA	$11,373	6.91%
6	**WSFS Bank**	**$8,697**	**5.28%**
7	M & T Bank	$8,204	4.98%
8	BB & T	$4,667	2.84%
9	Univest Bank and Trust Co.	$3,656	2.22%
10	Bryn Mawr Trust Co.	$3,483	2.12%
11	Santander Bank NA	$3,134	1.90%
12	Fulton Bank NA	$3,046	1.85%
13	Republic First Bank	$2,526	1.53%
14	Firstrust Savings Bank	$2,402	1.46%
15	KeyBank NA	$2,400	1.46%

WSFS has more than twice the market share of the next largest local community bank in our MSA.


WSFS bank

- 3rd largest metro in the Northeast –$445 billion regional economy
- 5th largest depository MSA in the U.S.
- 8th largest MSA population in the U.S.
- Major Industries: life sciences, energy and manufacturing, technology, and financial services
- Employment growth 11/2018 – 11/2019: 1.0%(1)
- 4th largest university population among all U.S. metro areas (over 100 colleges and universities)
- 14 major health systems with over 100 hospitals
- Major transportation hub, conveniently located along I-95 corridor, Amtrak's Northeast Regional Line, and home to Philadelphia International Airport

Note: Market Share data excludes brokered deposits and non-traditional banks (e.g. credit card companies). Market share data as of June 30, 2019; Source: FDIC
Sources: U.S Bureau of Economic Analysis, S&P Global Market Intelligence, U.S. Census Bureau, Select Greater Philadelphia Council, U.S Bureau of Labor Statistics
(1) Not seasonally adjusted – November 2019

25

The WSFS Franchise - Our Markets

Philadelphia-Camden-Wilmington MSA

WSFS Financial Corporation

Regional Employment Composition(1)

Diversity of industries drives stable and favorable employment and economic growth in our markets



Mining, Logging, & Construction, 4%
Manufacturing, 6%
Trade, Transportation, & Utilities, 18%
Information, 2%
Financial Activities, 7%
Professional & Business Services, 16%
Educational & Health Services, 23%
Leisure & Hospitality, 9%
Other Services, 3%
Government, 12%

Regional Statistics

- Population: ~6.1 million
- Number of Households: ~2.3 million
- Unemployment 4.0%(2)
- Median Household Income: ~$71,000
  - *(approx. 10% higher than the US overall)*
- Median Home Value (owner-occupied housing units): ~$256,000
  - *(approx. 10% higher than the US median)*
- Per Capita Income: ~$38,400
  - *(approx. 10% higher than the US overall)*

Sources: U.S. Census Bureau , U.S Bureau of Labor Statistics
(1)Chart Data Source: Bureau of Labor Statistics: Employees on nonfarm payrolls by industry supersector, Philadelphia-Camden-Wilmington MSA, not seasonally adjusted; January 2020.
(2) Unemployment rate is for the Philadelphia-Camden-Wilmington MSA. Preliminary, not seasonally adjusted - November 2019.

26

The WSFS Franchise - Delivering Growth and High Performance 27

Business Model and Total Shareholder Returns Total Shareholder Returns2 NASDAQ KBW SNL US Bank Bank Banks > S&P 500 WSFS Index Index $10B Index 1 year (35%) (29%) (28%) (26%) (7%) 3 year (44%) (30%) (23%) (22%) 16% 5 year 3% 2% 2% 3% 38% 10 year 110% 63% 56% 54% 172% (1) Completed by the Gallup Organization, as of December 31, 2019. (2) Per Bloomberg; closing price as of March 31, 2019. 28

Lines of Business and Technology

Commercial Banking Local, relationship-focused lending including cash management, wealth management, and private banking services Business Banking Middle Market Comm. Real Estate Small Business SBA Lending Revenues: Revenues: Revenues: Revenues: Profit: $3 million - $20 million+ $20 million-$150 million N/A $250,000 - $5 million+ Up to $5 million Loan Exposure: Loan Exposure: Loan Exposure: Loan Exposure: Loan Exposure: $1 million – $15 million+ $5 million – $30 million+ $3 million – $30 million+ up to $1.5 million up to $5 million Average Relationship Average Relationship Average Relationship Average Loan Exposure: Average Loan Exposure: Exposure: Exposure: Exposure: $0.1 million $0.2 million $2.1 million $6.2 million $8.2 million 34 Relationship Managers 6 Relationship Managers 16 Relationship Managers 17 Relationship Managers 7 Relationship Managers Disciplined Credit and In Delaware and Pennsylvania, Underwriting Philosophy WSFS Bank ranks 1st in Overall • Conservative lending and concentration Satisfaction, Ease of Doing limits Business and Values Long- • CRE(1): 220% Term Relationships among • Construction(2): 57% commercial businesses surveyed. • Concentration limits by industry, CRE, project and individual borrower • House Limit: $70 million at 3/31/2020 • 2 relationships >$50 million Source: Greenwich Associates 2018 (1) Defined as the sum of CRE and Construction (excluding owner occupied) exposures divided by the sum of Tier 1 Capital and ALLL. (2) Defined as Construction (excluding owner occupied) exposure divided by the sum of Tier 1 Capital and ALLL. 30

Retail Banking

Relationship-focused community banking model with 93 banking offices & nearly 500 ATMS(1)
Recently optimized retail footprint through reduction of branch locations

Branch & ATM Network	Online & Mobile	Banking	Borrowing	Mortgage
Locations across Delaware, southeastern Pennsylvania and southern New Jersey	Over 130K active online banking users and over 76K active mobile banking users	Providing Customers with a wide range of options to make banking simple, intuitive and seamless	Meeting Customers' borrowing needs through in-house originations and strategic partnerships	Offering a full range of mortgage products with national capabilities, world-class service and local-decision making
Operates universal banking model to maximize staffing efficiencies while providing a superior Customer experience	Highly rated mobile banking application that provides a range of functionality including WSFS SnapShot Deposit, Zelle®, MyWSFS and WSFS Mobile Cash	Deposit Products: • Noninterest DDA • Interest DDA • Savings • Money Market • Time Deposits	Consumer Loan Products: • Installment • HELOC • Personal Lines • Credit Cards • Student Loans	Significant contributor to fee income through our originate and sell mortgage model


WSFS bank

Voted **#1 "Top Bank" in Delaware eight years in a row** by readers of *The News Journal*

68% of WSFS Customers surveyed rated us a "5" out of 5, saying "WSFS is the perfect bank for people like me." (2)

(1) 470 ATMs at 3/31/2020
(2) Completed by the Gallup Organization, as of December 31, 2019

31

NewLane Finance

Micro & Small Ticket Commercial Equipment Financing

Background:
- Co-founded in 2017 by industry veterans who built Marlin Business Services from a start-up to a publicly-traded company (Nasdaq: MRLN)
- WSFS owns ~83% of the Company

Market Size:
- Micro & Small Ticket Equipment Leasing is a $100 billion segment with over 100 thousand equipment dealers and 31 million small businesses nationwide

Product Offering:
- Lease/Loan to finance business critical equipment
- Deal size ranges from $3,000 - $500,000
  - Average deal size approximately $20,000
- Yields range 6%-25%, terms 12-72 months
- Stable credit default risk
- Minimal residual exposure

Value Proposition:
- Provide a better lending experience through advanced technologies, customer-centric approach and transparent business lending practices
- Deliver simple, fast, & competitive financing solutions


NEWLANE FINANCE
Attractive Risk Adjusted Margins
Simple, Fast and Convenient Offer
Superior Customer Experience
Small and Mid-Size Business Market Focus
Vendor Relationship Model
Advanced Technology Platform

BUSINESS LENDING **DONE RIGHT**™

32

WSFS Wealth Full-Service, Relationship-based Wealth Management Financial Highlights 1Q 2020 Net Revenue: $14.7 million 1Q 2020 Pre-tax Income: $3.8 million $20.5 billion in fiduciary assets, including $2.4 billion in assets under management at 3/31/2020 Private Banking Services for Commercial Customers Wealth Management Services for Retail Customers 33

Cash Connect®

Leading National Provider of Cash Logistics

WSFS Financial Corporation



ATM
Vault Cash
"Bailment"
Smart
Safes
Armored
Carrier
Management
Cash
Forecasting &
Reconcilement
Services
Insurance
WSFS
Branded
ATMs
CashConnect
INNOVATING CASH LOGISTICS



ATM
ATM

$11.0 million in net revenue (fee income less funding costs) and $2.0 million in pre-tax income in 1Q 2020

- **5 year CAGR(2) for net revenue is 12%**

Manages 470(1) branded ATMs for WSFS Bank; one of the largest networks in our footprint

Oldest and second largest vault cash provider in the ATM industry - over $1.3 billion in vault cash supplied or managed at 3/31/2020

Approximately 31,000 non-bank ATMs & retail safes in all 50 states

- **~9,300 devices utilizing armored car management and/or cash forecasting**
- **Support ~100 ATM ISOs**
- **Over $33 billion in annual non-bank cash funding**

Serves as an innovation center for the company, both expanding core ATM offerings and additional payment, processing and software-related activities; e.g., launched WSFS Mobile Cash

(1) As of 12/31/2019
(2) 5 years ending 12/31/2019

34

Delivery Transformation 2020 Program Focus and Outlook Full-Year Gross Investment of $15.2mm; $9.7mm Net Expense; $8.2mm Net of Revenue Lift Customer Acquisition Expected Benefits from 2020 Initiatives • Expand nCino capabilities • Initiate implementation of enterprise-wide CRM, piloting Wealth and • Grow Customer acquisitions at lower CTA Private Banking • Enhance and expedite onboarding process • Advanced Customer targeting & marketing strategies based on Customer segmentation • Deepen and strengthen Customer relationships Customer Experience • Capture cross-sell opportunities • Launch improved online and new mobile account opening solutions • Improve Customer retention • Automated & guided sales / onboarding tool leveraging tablet interface • Timely and deeper insights from with dynamic customized experience Customer feedback • Integrated real-time, transaction-specific Customer experience surveys in mobile/online channels • Digitize & automate processes Infrastructure • Increase Associate productivity and engagement • Evolve infrastructure for increased flexibility and • Implement enterprise-wide middleware platform expedite future technology integrations • Begin transformation of architecture • Scope and design sales and service platform 2021 and beyond: Continue to invest in our digital capabilities and provide best-in-class solutions consistent with our brand, for our Customers and Associates. 35

Selected Financial Information

Diversified & Robust Fee Income $180 Trust & Wealth 27% (2) Cash Connect $160 • Fee income is well diversified with over Bank Segment (2) 20 discrete lines of business and 35% $140 $44 products within our three segments (2) 35% $120 $41 (2) • Strong historical growth in each 34% $36 segment. 5-year CAGR: $100 (2) 35% Fee income Fee • Trust & Wealth: 19% $27 $51 (1) (1) • $80 Cash Connect: 15% $ in Millions in $ $23 $51 • Bank: 15% $43 $60 $36 • Total: 16% Total Core Total $30 $40 $66 • 2020 Projected fee income / total net revenue: 26% - 27% $44 $46 $20 $36 $40 $0 2015 2016 2017 2018 2019 (1) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 37 (2) %s represent fee (noninterest) income / total net revenue.

Balance Sheet Composition at March 31, 2020 Asset Composition Funding Composition Assets: $12.3 Billion; Total Funding: $12.3 Billion; Net Loans: $8.4 Billion Customer Deposits: $9.4 Billion Other Non- • Commercial loans comprise • Core deposits Other earning Assets, Other Cash 73% of the loan portfolio represent 87% of total Liabilities, 9% Borrowings, Connect, customer deposits 5% 3% 3% • C&I (including owner- occupied real estate), the • Non-interest and very Equity, 15% Investments, largest component, makes up low interest DDA (WAC 19% Net 40% of the net loan portfolio 37 bps) represent 47% Loans, of customer funding 69% Deposits, 77% Consumer, Time, Residential 13% 13% Mortgages, Noninterest 12% C&I, Demand, 25% Commercial 40% Money Leasing, 2% Market & Interest- CRE, Savings, Other bearing 26% 40% Construction, Demand, 22% 7% Loan to deposit ratio was 90% at 3/31/2020 38

Commercial Loan Portfolio Composition Outstanding Balances as 03/31/2019 No industry or CRE concentrations in the loan portfolio C&I and Owner Occupied - $3.4 billion CRE Investor and Construction - $2.8 billion Real Estate Rental Special Use & Mixed Use, 1% Flex, Warehouse, and Leasing, 10% Other, 4% Self-Storage, Other, 20% General Industrial, Residential 9% Accommodation Multi-Family, Wholesale and Food Services, 26% Trade, 5% 17% Office, 20% Professional, Scientific and Technical Other Services Services, 6% (except Public Administration), Health Care 11% Residential 1-4, and Social 11% Assistance, Retail Trade, Construction, 7% 8% Retail, 30% 8% Manufacturing, 9% Commercial & Industrial: $2.10 billion Non Owner Occupied CRE $2.24 billion Owner Occupied CRE: $1.31 billion Construction $629 million Top 25 Relationships ($): $778 million Top 25 Relationships ($): $990 million Top 25 Relationships (% of C&I/OOCRE portfolio): 23% Top 25 Relationships (% of CRE portfolio): 35% Top 25 Relationships (% of commercial loans): 10% Top 25 Relationships (% of commercial loans): 13% 39

Interest Rate Risk As of 3/31/2020 (WSJ Prime @ 3.25%) 12 month Gradual(1) Instantaneous(2) BPs Change NII Impact - % NII Impact - $ NII Impact - % NII Impact - $ -100 (0.9%) ($3.7 million) (4.1%) ($17.5 million) -50 (0.3%) ($1.3 million) (2.1%) ($8.9 million) -25 (0.1%) ($0.6 million) (0.7%) ($3.2 million) +25 0.1% $0.4 million 0.6% $2.7 million +50 0.2% $0.8 million 1.3% $5.6 million +100 0.4% $1.8 million 2.8% $11.7 million Balance Sheet Drivers • High % of variable/adjustable rate to total loan portfolio: 50% – Approximately half of variable rate loans tied to 30-day LIBOR • High % core deposits: 87%; high % non-interest bearing and low-interest DDA: 46% • Solid brand and position / WSFS is a market “price leader” • Assumes long-term historical deposit beta of approximately 51% (1) WSFS IRR model estimates: Static Balance Sheet / Gradual Rate Shocks. Ramp scenarios spread rate changes evenly over 12 months. (2) WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks 40

Credit Metrics Overall Credit Trends Remain Stable and Strong Criticized & Classified Loans / Tier-1 + ALLL Delinquencies (1) / Gross Loans 30% 2.00% 28% 1.80% 26% 1.60% 24% 1.40% 22% 1.20% 20% 14.68% 1.00% 18% 0.69% 0.80% 16% 0.60% 14% 12% 0.40% 10% 12.64% 0.20% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 Classified Loans Criticized Loans Delinquencies Large Relationship (2) Govt. Guaranteed Student Loans NPAs / Total Assets Net Charge-Offs (3) 2.20% 1.00% Averages as of 3/31/2020 1 year: 0.30% 0.80% 1.70% 3 year: 0.26% 5 year: 0.25% 0.60% 1.20% 0.40% 0.70% 0.31% 0.20% 0.04% 0.20% 0.00% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 (1) Includes non-accruing loans (2) One large $15.4 million, highly-seasonal relationship that was exited in 3Q 2016 (3) Ratio of quarterly net charge-offs to average gross loans 41

Capital Management Disciplined capital management providing flexibility to grow & return profits to shareholders Tier 1 Capital ($000s) (1) Common Equity Tier 1 Capital ($000s) (1) Tier 1 Leverage Ratio ($000s) (1) Total Risk Based Capital ($ 000s) – WSFS Bank (1) Holding Company ratio. 42

Share Buybacks and Dividends – Recent History $120,000 $0.50 $0.47 $0.45 $0.42 $100,000 $0.40 $0.35 $80,000 $0.30 $0.30 $0.25 $60,000 $0.25 $0.21 $0.20 $40,000 CapitalReturned ($ 000s) in $0.15 Annual Dividends AnnualDividends Paidper Share $0.10 $20,000 $0.05 $- $- 2015 2016 2017 2018 2019 Dividends Routine buybacks Incremental buybacks Annual Dividend Per Share (dollars in 000s) 2015 2016 2017 2018 2019 Total Capital Returned $ 37,606 $ 22,061 $ 21,165 $ 44,419 $ 113,780 Total Shares Repurchased 1,152,233 449,371 255,000 691,742 2,132,390 Note: 2015 adjusted to reflect 3 for 1 stock split in May 2015. 43

Strong Alignment / Capital Management • Executive management bonuses and equity awards based on bottom-line performance ROA, ROTCE and EPS growth – equally weighted • Insider ownership(1) is approximately 2% Board of Directors and Executive Management ownership guidelines in place and followed • WSFS repurchased $38.7 million, or 1,004,348 shares of our common stock during the quarter, completing our current authorization. During the quarter, the Board approved a new share repurchase authorization of 15% of outstanding shares as of March 31, 2020; however, we have temporarily suspended all share repurchases until we have a clearer view of the impact of COVID-19 on the economy and our performance. • The Board of Directors approved a quarterly cash dividend of $0.12 per share of common stock. This will be paid on 5/22/2020 to stockholders of record as of 5/8/2020. (1) As defined in our most recent proxy. 44

WSFS Mission, Vision, Strategy and Values 45

Appendix: Non-GAAP Financial Information

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended March 31, 2020	December 31, 2019	March 31, 2019
Net interest income (GAAP)	$ 116,150	$ 117,569	$ 83,314
Core net interest income (non-GAAP)	$ 116,150	$ 117,569	$ 83,314
Noninterest income (GAAP)	$ 40,847	$ 41,770	$ 41,122
Less: Securities gains	693	255	15
Less: Unrealized gains on equity investment	668	-	3,798
Core fee income (non-GAAP)	$ 39,486	$ 41,515	$ 37,309
Core net revenue (non-GAAP)	$ 155,636	$ 159,084	$ 120,623
Core net revenue (non-GAAP)(tax-equivalent)	$ 155,905	$ 159,365	$ 120,940
Noninterest expense (GAAP)	$ 88,496	$ 98,126	$ 97,592
(Plus)/less: Recovery of fraud loss	-	(463)	-
Less: Corporate development expense	1,341	4,607	26,627
Less: Restructuring expense	-	1,530	4,362
Less: Contribution to WSFS Community Foundation	3,000	-	-
Core noninterest expense (non-GAAP)	$ 84,155	$ 92,452	$ 66,603
Core efficiency ratio	54.0%	58.0%	55.1%
Core fee income as a percentage of total core net revenue (tax equivalent)	25.3%	26.1%	30.8%
GAAP net income attributable to WSFS	$ 10,927	$ 45,704	$ 13,023
Plus (less): Pre-tax adjustments [(1)]	2,980	5,419	27,176
(Plus)/less: Tax impact of pre-tax adjustments	(2,020)	(1,023)	(4,552)
Adjusted net income (non-GAAP) attributable to WSFS	$ 11,887	$ 50,100	$ 35,647

(dollars in thousands, except per share data)	Three Months Ended March 31, 2020	December 31, 2019	March 31, 2019
Net income (GAAP)	$ 10,567	$ 45,424	$ 12,930
Plus: Income tax provision	1,288	14,199	6,260
Plus: Provision for credit losses	56,646	1,590	7,654
Pre-provision net revenue (PPNR) (Non-GAAP)	68,501	61,213	26,844
Plus (less): Pre-tax adjustments [(1)]	2,980	5,419	27,176
Core PPNR (Non-GAAP)	$ 71,481	$ 66,632	$ 54,020
GAAP return on average assets (ROA)	0.36%	1.48%	0.58%
Plus (less): Pre-tax adjustments [(1)]	0.10%	0.18%	1.21%
(Plus) less: Tax impact of pre-tax adjustments (ROA)	-0.07%	-0.03%	-0.20%
EPS (GAAP)	$ 0.21	$ 0.88	$ 0.33
Plus (less): Pre-tax adjustments [(1)]	0.06	0.10	0.70
(Plus) less: Tax impact of pre-tax adjustments (EPS)	(0.04)	(0.02)	(0.12)
Core EPS (non-GAAP)	$ 0.23	$ 0.96	$ 0.91

(1) Pre-tax adjustments include Securities gains, unrealized gains on equity investments, corporate development and restructuring expense, recovery of fraud loss, and contribution to WSFS Community Foundation

47

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	March 31, 2020	December 31, 2019	March 31, 2019
GAAP net income attributable to WSFS	$ 10,927	$ 45,704	$ 13,023
Plus: Tax-effected amortization of intangible assets	2,103	2,121	1,034
Net tangible income (non-GAAP)	$ 13,030	$ 47,825	$ 14,057
Average shareholder's equity	$ 1,835,501	$ 1,856,311	$ 1,162,591
less: Average goodwill and intangible assets	567,695	570,685	321,102
Net average tangible common equity	$ 1,267,806	$ 1,285,626	$ 841,489
Return on average tangible common equity (non-GAAP)	4.13%	14.76%	6.77%
Calculation of core return on average tangible common equity:			
Adjusted net income (non-GAAP) attributable to WSFS	$ 11,887	$ 50,100	$ 35,647
Plus: Tax-effected amortization of intangible assets	2,103	2,121	1,034
Core net tangible income (non-GAAP)	$ 13,990	$ 52,221	$ 36,681
Net average tangible common equity	$ 1,267,806	$ 1,285,626	$ 841,489
Core return on average tangible common equity (non-GAAP)	4.44%	16.12%	17.68%

	For the year ended December 31,									
(dollars in thousands)	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net Income (GAAP)	$ 14,117	$ 22,677	$ 31,311	$ 46,882	$ 53,757	$ 53,533	$ 64,080	$ 59,551	$ 134,743	$ 148,809
Plus/less core adjustments (after-tax)	420	(2,664)	(11,546)	(4,290)	(4,632)	4,407	4,300	23,290	(20,436)	36,295
Adjusted net income (nonGAAP)	$ 14,537	$ 20,013	$ 19,765	$ 42,592	$ 49,125	$ 57,940	$ 68,380	$ 82,841	$ 114,307	$ 185,104
Average Assets	$ 3,796,166	$ 4,070,896	$ 4,267,358	$ 4,365,389	$ 4,598,121	$ 5,074,129	$ 6,042,824	$ 6,828,471	$ 7,014,447	$ 11,477,856
ROA	0.37%	0.56%	0.73%	1.07%	1.17%	1.06%	1.06%	0.87%	1.92%	1.30%
Core ROA	0.38%	0.49%	0.46%	0.98%	1.07%	1.14%	1.13%	1.21%	1.63%	1.61%

	For the year ended December 31,				
(dollars in thousands)	2015	2016	2017	2018	2019
Noninterest income (GAAP)	$ 88,255	$ 105,061	$ 124,644	$ 162,541	$ 188,109
Less: Securities gains	1,478	2,369	1,984	21	333
Less: Unrealized gains on equity investment	-	-	-	20,745	26,175
Less: Gain on sale of Visa Class B shares	-	-	-	3,757	-
Core fee income (non-GAAP)	$ 86,777	$ 102,692	$ 122,660	$ 138,018	$ 161,601

48

Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Dominic C. Canuso Chairman, President and CEO Chief Financial Officer 302-571-7296 302-571-6833 rlevenson@wsfsbank.com dcanuso@wsfsbank.com 49